Exhibit 5.7

ERM Consultants Canada Ltd.

December 3, 2020

TO:	Seabridge Gold Inc.

British Columbia Securities Commission

Ontario Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

Manitoba Securities Commission

Nova Scotia Securities Commission

The Office of the Yukon Superintendent of Securities

Toronto Stock Exchange

United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the "Company")
Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

•	Courageous Lake Prefeasibility Study dated September 5, 2012 and amended November 11, 2014
(the "Report")

In connection with the Company's short form shelf prospectus dated December 3, 2020 and all documents incorporated by reference therein including, but not limited to, the Company's annual information form dated March 27, 2020 for the year ended December 31, 2019 (collectively, the "Prospectus") and the Company's Registration Statement on Form F-10 and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), I, Rolf Schmitt, M.Sc., P.Geo., on behalf of ERM Consultants Canada Ltd., hereby:

1.	consent to the public filing of the Report and the use of any extracts from or a summary of the Report in the Prospectus and the Registration Statement;
2.	consent to the use of ERM Consultants Canada Ltd.'s name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and the Registration Statement;
3.	confirm that I have read the Prospectus and the Registration Statement and that they fairly and accurately represent the information in the sections of the Report for which ERM Consultants Canada Ltd. is responsible; and
4.	confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the services performed by ERM Consultants Canada Ltd. in connection with the Report.

Yours truly,

ERM CONSULTANTS CANADA LTD.

Per:
Rolf Schmitt, M.Sc., P.Geo.